PRICING SUPPLEMENT
Dated February 27, 2024
Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-261476
(To Prospectus dated December 29, 2021,
Prospectus Supplement dated December 29, 2021
Underlier Supplement dated December 29, 2021
and Product  Supplement dated December 29, 2021)

The Bank of Nova Scotia $12,000,000  Trigger Autocallable Contingent Yield Notes
Linked to the least performing of the shares of the iShares® Russell 2000 ETF and the shares of the Technology Select Sector SPDR® Fund due March 2, 2029
Investment Description
The Bank of Nova Scotia Trigger Autocallable Contingent Yield Notes (the “Notes”) are senior unsecured debt securities issued by The Bank of Nova Scotia (“BNS” or the “issuer”) linked to the least performing of the shares of the iShares® Russell 2000 ETF and the shares of the Technology Select Sector SPDR® Fund (each, an “underlying asset”, and together, the “underlying assets”). We also refer to an exchange-traded fund as an “ETF” herein. BNS will pay a contingent coupon on the coupon payment date only if the closing level of each underlying asset on the applicable observation date (including the final valuation date) is equal to or greater than its coupon barrier. Otherwise, no contingent coupon will be paid for the relevant coupon payment date. BNS will automatically call the Notes early if the closing level of each underlying asset on any observation date (quarterly, callable after 6 months) prior to the final valuation date is equal to or greater than its initial level. If the Notes are subject to an automatic call, BNS will pay on the applicable coupon payment date following such observation date (the “call settlement date”) a cash payment per Note equal to your principal amount plus the contingent coupon otherwise due, and no further payments will be owed to you under the Notes. If the Notes are not subject to an automatic call and the closing level of each underlying asset on the final valuation date (its “final level”) is equal to or greater than its downside threshold, BNS will pay you a cash payment per Note at maturity equal to the principal amount. If, however, the Notes are not subject to an automatic call and the final level of any underlying asset is less than its downside threshold, BNS will pay you a cash payment per Note at maturity that is less than the principal amount, if anything, resulting in a percentage loss on your principal amount equal to the percentage decline in the least performing underlying asset from its initial level to its final level (with respect to each underlying asset, the “underlying return”) and, in extreme situations, you could lose your entire investment in the Notes. The “least performing underlying asset” is the underlying asset with the lowest underlying return as compared to any other underlying asset. Investing in the Notes involves significant risks. You may lose a significant portion or all of your investment and may not receive any contingent coupon during the term of the Notes. You will be exposed to the market risk of each underlying asset on each observation date and on the final valuation date and any decline in the level of one underlying asset may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of any other underlying asset. Generally, a higher contingent coupon rate on a Note is associated with a greater risk of loss and a greater risk that you will not receive contingent coupons over the term of the Notes. The contingent repayment of principal applies only at maturity. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of BNS. If BNS were to default on its payment obligations you may not receive any amounts owed to you under the Notes and you could lose your entire investment in the Notes.

Features
❑
Potential for Periodic Contingent Coupons — BNS will pay a contingent coupon on a coupon payment date only if the closing level of each underlying asset is equal to or greater than its coupon barrier on the applicable observation date (including the final valuation date). Otherwise, if the closing level of any underlying asset is less than its coupon barrier on the applicable observation date, no contingent coupon will be paid for the relevant coupon payment date.

❑
Automatic Call Feature — BNS will automatically call the Notes and pay you the principal amount of your Notes plus the contingent coupon otherwise due on the related coupon payment date if the closing level of each underlying asset is equal to or greater than its initial level on any observation date (quarterly, callable after 6 months) prior to the final valuation date. If the Notes were previously subject to an automatic call, no further payments will be owed to you under the Notes.

❑
Contingent Repayment of Principal at Maturity with Potential for Full Downside Market Exposure — If the Notes have not been subject to an automatic call and the final level of each underlying asset is equal to or greater than its downside threshold, BNS will repay you the principal amount per Note at maturity. If, however, the Notes are not subject to an automatic call and the final level of any underlying asset is less than its downside threshold, BNS will pay you a cash payment per Note at maturity that is less than the principal amount, if anything, resulting in a percentage loss on your principal amount equal to the underlying return of the least performing underlying asset and, in extreme situations, you could lose your entire investment in the Notes. The contingent repayment of principal applies only if you hold the Notes to maturity. Any payment on the Notes including any repayment of principal, is subject to the creditworthiness of BNS.

Key Dates
Strike Date	February 23, 2024
Trade Date	February 27, 2024
Settlement Date	February 29, 2024
Observation Dates*	Quarterly (callable after 6 months) (see page P-4)
Final Valuation Date*	February 27, 2029
Maturity Date*	March 2, 2029

*	Subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.

Notice to investors: the Notes are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the principal amount of the Notes at maturity, and the Notes may have the same downside market risk as that of the least performing underlying asset. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of BNS. You should not purchase the Notes if you do not understand or are not comfortable with the significant risks involved in investing in the Notes.
You should carefully consider the risks described under “Key Risks” beginning on page P-5 and under “Additional Risk Factors Specific to the Notes” beginning on page PS-6 of the accompanying product supplement and “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement and on page 7 of the accompanying prospectus. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Notes. You may lose a significant portion or all of your investment in the Notes. The Notes will not be listed or displayed on any securities exchange or any electronic communications network.
Note Offering
The initial level of each underlying asset is its closing level on the strike date and not its closing level or its level at any other time on the trade date, and the remaining final terms of the Notes were also set as of the strike date. The Notes are offered at a minimum investment of 100 Notes at $10 per Note (representing a $1,000 investment), and integral multiples of $10 in excess thereof.
Underlying Assets	Bloomberg Tickers	Contingent Coupon Rate	Initial Levels	Coupon Barriers	Downside Thresholds	CUSIP	ISIN
Shares of the iShares® Russell 2000 ETF	IWM	8.90% per annum	$199.89	$139.92, which is 70.00% of its Initial Level	$139.92, which is 70.00% of its Initial Level	06418H451	US06418H4517
Shares of the Technology Select Sector SPDR® Fund	XLK		$205.29	$143.70, which is 70.00% of its Initial Level	$143.70, which is 70.00% of its Initial Level
The initial estimated value of your Notes on the trade date was $9.608 per principal amount, which is less than the issue price to public listed below. See “Additional Information Regarding Estimated Value of the Notes” herein and “Key Risks — Risks Relating to Estimated Value and Liquidity” beginning on page P-7 of this document for additional information. The actual value of your Notes at any time will reflect many factors and cannot be predicted with accuracy.
See “Additional Information About BNS and the Notes” on page P-ii. The Notes will have the terms set forth in the accompanying product supplement, prospectus supplement, underlier supplement and prospectus, each dated December 29, 2021, and this document.
Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these Notes or passed upon the adequacy or accuracy of this document, the accompanying product supplement, underlier supplement, prospectus supplement or prospectus. Any representation to the contrary is a criminal offense.
The Notes are not insured by the Canada Deposit Insurance Corporation (the “CDIC”) pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other government agency of Canada, the U.S. or any other jurisdiction. The Notes are not bail-inable debt securities under the CDIC Act.
Offering of Notes	Issue Price to Public		Underwriting Discount(1)(2)		Proceeds to The Bank of Nova Scotia(1)(2)
	Total	Per Note	Total	Per Note	Total	Per Note
Notes linked to the least performing of the shares of the iShares® Russell 2000 ETF and the shares of the Technology Select Sector SPDR® Fund	$12,000,000.00	$10.000	$270,000.00	$0.225	$11,730,000.00	$9.775
(1)
Scotia Capital (USA) Inc. (“SCUSA”), our affiliate, has agreed to purchase the Notes at the principal amount and, as part of the distribution of the Notes, has agreed to sell the Notes to UBS Financial Services Inc. (“UBS”) at the discount specified in the table above. See “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” herein for additional information.

(2)
This amount excludes any profits to BNS, SCUSA or any of our other affiliates from hedging. See “Key Risks” and “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” herein for additional considerations relating to hedging activities.

Scotia Capital (USA) Inc.	UBS Financial Services Inc.

Additional Information About BNS and the Notes
You should read this pricing supplement together with the prospectus dated December 29, 2021, as supplemented by the prospectus supplement dated December 29, 2021, the underlier supplement dated December 29, 2021 and the product supplement (Market-Linked Notes, Series A) dated December 29, 2021, relating to our Senior Note Program, Series A, of which these Notes are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product supplement.
The Notes may vary from the terms described in the accompanying prospectus, prospectus supplement, underlier supplement and product supplement in several important ways. You should read this pricing supplement carefully, including the documents incorporated by reference herein. In the event of any conflict between this pricing supplement and any of the foregoing, the following hierarchy will govern: first, this pricing supplement; second, the accompanying product supplement; third, the accompanying underlier supplement; fourth, the accompanying prospectus supplement; and last, the accompanying prospectus. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website).
This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” herein, in “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and in “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus, as the Notes involve risks not associated with conventional debt securities.
We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Notes in light of your particular circumstances.
You may access these documents on the SEC website at www.sec.gov as follows:
♦	Product Supplement (Market-Linked Notes, Series A) dated December 29, 2021:
http://www.sec.gov/Archives/edgar/data/0000009631/000091412121007899/bn56675857-424b2.htm
♦	Underlier Supplement dated December 29, 2021:
http://www.sec.gov/Archives/edgar/data/0000009631/000091412121007901/bn56408660-424b2.htm
♦	Prospectus Supplement dated December 29, 2021:
http://www.sec.gov/Archives/edgar/data/0000009631/000091412121007897/bn56815298-424b3.htm
♦	Prospectus dated December 29, 2021:
http://www.sec.gov/Archives/edgar/data/9631/000119312521368646/d240752d424b3.htm
References to “BNS”, “we”, “our” and “us” refer only to The Bank of Nova Scotia and not to its consolidated subsidiaries and references to the “Trigger Autocallable Contingent Yield Notes” or the “Notes” refer to the Notes that are offered hereby. Also, references to the “accompanying product supplement” mean the BNS product supplement, dated December 29, 2021, references to the “accompanying underlier supplement” mean the BNS underlier supplement, dated December 29, 2021, references to the “accompanying prospectus supplement” mean the BNS prospectus supplement, dated December 29, 2021 and references to the “accompanying prospectus” mean the BNS prospectus, dated December 29, 2021.
BNS reserves the right to change the terms of, or reject any offer to purchase, the Notes prior to their issuance. In the event of any changes to the terms of the Notes, BNS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case BNS may reject your offer to purchase.

P-ii

Investor Suitability
The Notes may be suitable for you if:
♦	You fully understand and are willing to accept the risks inherent in an investment in the Notes, including the risk of loss of a significant portion or all of your investment in the Notes.
♦
You understand and accept that an investment in the Notes is linked to the performance of the least performing underlying asset and not a basket of the underlying assets, that you will be exposed to the individual market risk of each underlying asset on each observation date and on the final valuation date and that you will lose a significant portion or all of your investment if the final level of any underlying asset is less than its downside threshold.

♦
You can tolerate a loss of a significant portion or all of your investment and are willing to make an investment that may have the same downside market risk as that of an investment in the least performing underlying asset or the assets comprising such underlying asset (its “underlying constituents”).

♦
You are willing to receive few or no contingent coupons and believe that the closing level of each underlying asset will be equal to or greater than its coupon barrier on the specified observation dates and that the final level of each underlying asset will be equal to or greater than its downside threshold.

♦
You can accept that the risks of each underlying asset are not mitigated by the performance of any other underlying asset and the risks of investing in securities with a return based on the performance of multiple underlying assets.

♦	You understand and accept that you will not participate in any appreciation in the level of any underlying asset and that your potential return is limited to any contingent coupons.
♦	You can tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside fluctuations in the levels of the underlying assets.
♦	You are willing to invest in the Notes based on the contingent coupon rate, downside thresholds and coupon barriers specified on the cover hereof.
♦	You do not seek guaranteed current income from your investment and are willing to forgo any dividends paid on the underlying assets or the underlying constituents.
♦
You are willing to invest in Notes that may be subject to an automatic call and you are otherwise willing to hold such Notes to maturity and you accept that there may be little or no secondary market for the Notes.

♦	You understand and are willing to accept the risks associated with the underlying assets.
♦
You are willing to assume the credit risk of BNS for all payments under the Notes, and understand that if BNS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

The Notes may not be suitable for you if:
♦	You do not fully understand or are not willing to accept the risks inherent in an investment in the Notes, including the risk of loss of a significant portion or all of your investment in the Notes.
♦
You do not understand or are unwilling to accept that an investment in the Notes is linked to the performance of the least performing underlying asset and not a basket of the underlying assets, that you will be exposed to the individual market risk of each underlying asset on each observation date and on the final valuation date and that you will lose a significant portion or all of your investment if the final level of any underlying asset is less than its downside threshold.

♦	You require an investment designed to provide a full return of principal at maturity.
♦
You cannot tolerate a loss of a significant portion or all of your investment or are unwilling to make an investment that may have the same downside market risk as that of an investment in the least performing underlying asset or its underlying constituents.

♦
You are unwilling to receive few or no contingent coupons during the term of the Notes and believe that the closing level of at least one underlying asset will decline during the term of the Notes and is likely to be less than its coupon barrier on at least one observation date or that the final level of any underlying asset will be less than its downside threshold.

♦
You cannot accept that the risks of each underlying asset are not mitigated by the performance of any other underlying asset or the risks of investing in securities with a return based on the performance of multiple underlying assets.

♦	You seek an investment that participates in the full appreciation in the levels of the underlying assets or that has unlimited return potential.
♦	You cannot tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside fluctuations in the levels of the underlying assets.
♦	You are unwilling to invest in the Notes based on the contingent coupon rate, downside thresholds or coupon barriers specified on the cover hereof.
♦	You seek guaranteed current income from this investment or prefer to receive any dividends paid on the underlying assets or the underlying constituents.
♦
You are unable or are unwilling to invest in Notes that may be subject to an automatic call, you are otherwise unable or unwilling to hold the Notes to maturity or you seek an investment for which there will be an active secondary market for the Notes.

♦	You do not understand or are unwilling to accept the risks associated with the underlying assets.
♦	You are unwilling to assume the credit risk of BNS for all payments under the Notes, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Notes are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Notes in light of your particular circumstances. You should review “Information About the Underlying Assets” herein for more information on the underlying assets. You should also review carefully the “Key Risks” section herein and the more detailed “Additional Risk Factors Specific to the Notes” in the accompanying product supplement for risks related to an investment in the Notes.

Final Terms
Issuer	The Bank of Nova Scotia
Issue	Senior Note Program, Series A
Agents
Scotia Capital (USA) Inc.  (“SCUSA”) and UBS Financial Services Inc. (“UBS”). See “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” herein for additional information.

Principal Amount	$10 per Note
Term	Approximately 5 years, unless subject to an automatic call.
Underlying Assets	The shares of the iShares® Russell 2000 ETF and the shares of the Technology Select Sector SPDR® Fund.
Contingent Coupon and Contingent Coupon Rate
If the closing level of each underlying asset is equal to or greater than its coupon barrier on any observation date (including the final valuation date), BNS will pay you the contingent coupon applicable to such observation date on the related coupon payment date.
If the closing level of any underlying asset is less than its coupon barrier on any observation date (including the final valuation date), the contingent coupon applicable to such observation date will not accrue or be payable and BNS will not make any payment to you on the related coupon payment date.
The contingent coupon is a fixed amount based upon equal periodic installments at a per annum rate (the “contingent coupon rate”). The table below sets forth the contingent coupon rate and contingent coupon for the Notes that would be applicable to each observation date on which the closing level of each underlying asset is equal to or greater than its coupon barrier.

	Contingent Coupon Rate	8.90%
	Contingent Coupon	$0.2225

Contingent coupons on the Notes are not guaranteed. BNS will not pay you the contingent coupon for any observation date on which the closing level of any underlying asset is less than its coupon barrier.

Automatic Call Feature
BNS will automatically call the Notes if the closing level of each underlying asset on any observation date (quarterly, callable after 6 months) prior to the final valuation date is equal to or greater than its initial level.
If the Notes are subject to an automatic call, BNS will pay you on the corresponding coupon payment date (which will be the “call settlement date”) a cash payment per Note equal to your principal amount plus the contingent coupon otherwise due on such date (the “call settlement amount”). Following an automatic call, no further payments will be made on the Notes.

Payment at Maturity (per Note)
If the Notes are not subject to an automatic call and the final level of each underlying asset is equal to or greater than its downside threshold, BNS will pay you a cash payment equal to:
Principal Amount of $10
If the Notes are not subject to an automatic call and the final level of any underlying asset is less than its downside threshold, BNS will pay you a cash payment that is less than the principal amount, if anything, equal to:
$10 × (1 + Underlying Return of the Least Performing Underlying Asset)
In this case, you will suffer a percentage loss on your principal amount equal to the underlying return of the least performing underlying asset regardless of the underlying return of any other underlying asset and, in extreme situations, you could lose your entire investment in the Notes.

Least Performing Underlying Asset	The underlying asset with the lowest underlying return as compared to any other underlying asset.
Underlying Return	For each underlying asset, the quotient, expressed as a percentage, of the following formula: Final Level – Initial Level Initial Level
Downside Threshold(1)	For each underlying asset, a specified level of the underlying asset that is less than its initial level, equal to a percentage of its initial level, as specified on the cover hereof.
Coupon Barrier(1)	For each underlying asset, a specified level of the underlying asset that is less than its initial level, equal to a percentage of its initial level, as specified on the cover hereof.
Initial Level(1)	The closing level of each underlying asset on the strike date, as specified on the cover hereof.
Final Level(1)	The closing level of each underlying asset on the final valuation date.
Trading Day	With respect to an underlying asset, as specified in the product supplement under “General Terms of the Notes — Special Calculation Provisions — Trading Day”.
Business Day	A day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law to close.
Tax Redemption
Notwithstanding anything to the contrary in the accompanying product supplement, the provision set forth under “General Terms of the Notes — Payment of Additional Amounts” and “General Terms of the Notes — Tax Redemption” shall not apply to the Notes.

Canadian Bail-in	The Notes are not bail-inable debt securities under the CDIC Act.
Terms Incorporated
All of the terms appearing above the item under the caption “General Terms of the Notes” in the accompanying product supplement, as modified by this pricing supplement, and for purposes of the foregoing, references herein to “underlying asset”, “underlying constituents”, “closing level”, “underlying return”, “downside threshold” and “observation dates” mean “reference asset”, “reference asset constituents”, “closing value”, “reference asset return”, “barrier value” and “valuation dates”, respectively, each as defined in the accompanying product supplement. In addition to those terms, the following two sentences are also so incorporated into the master note: BNS confirms that it fully understands and is able to calculate the effective annual rate of interest applicable to the Notes based on the methodology for calculating per annum rates provided for in the Notes. BNS irrevocably agrees not to plead or assert Section 4 of the Interest Act (Canada), whether by way of defense or otherwise, in any proceeding relating to the Notes.

(1)
As determined by the calculation agent and as may be determined or adjusted by the calculation agent in certain special circumstances, as described under “General Terms of the Notes — Market Disruption Events — Market Disruption Events for a Reference Equity”, — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Adjustments to a Reference ETF” and “— Anti-Dilution Adjustments Relating to a Reference Equity” in the accompanying product supplement.

Investment Timeline

Strike Date	The initial level of each underlying asset is observed and the final terms of the Notes are set.

Observation Dates (Quarterly, callable after 6 months)
If the closing level of each underlying asset is equal to or greater than its coupon barrier on any observation date (including the final valuation date), BNS will pay you a contingent coupon on the applicable coupon payment date.
The Notes will be subject to an automatic call if the closing level of each underlying asset on any observation date (quarterly, callable after 6 months) prior to the final valuation date is equal to or greater than its initial level.
If the Notes are subject to an automatic call, BNS will pay you a cash payment per Note on the call settlement date equal to $10 plus the contingent coupon otherwise due on such date. Following an automatic call, no further payments will be made on the Notes.

Maturity Date
The final level of each underlying asset is observed on the final valuation date and the underlying return of each underlying asset is calculated.
If the Notes are not subject to an automatic call and the final level of each underlying asset is equal to or greater than its downside threshold, BNS will pay you a cash payment per Note at maturity equal to:
Principal Amount of $10
If the Notes are not subject to an automatic call and the final level of any underlying asset is less than its downside threshold, BNS will pay you a cash payment per Note at maturity that is less than the principal amount, if anything, equal to:
$10 × (1 + Underlying Return of the Least Performing Underlying Asset)
In this case, you will suffer a percentage loss on your principal amount equal to the underlying return of the least performing underlying asset regardless of the underlying return of any other underlying asset and, in extreme situations, you could lose your entire investment in the Notes.

Investing in the Notes involves significant risks. You may lose a significant portion or all of your investment in the Notes. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of BNS. If BNS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose your entire investment in the Notes.
If the Notes are not subject to an automatic call, you may lose a significant portion or all of your investment. Specifically, if the Notes are not subject to an automatic call and the final level of any underlying asset is less than its downside threshold, you will lose a percentage of your principal amount equal to the underlying return of the least performing underlying asset and, in extreme situations, you could lose your entire investment in the Notes. You will be exposed to the market risk of each underlying asset on each observation date and on the final valuation date and any decline in the level of one underlying asset may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of any other underlying asset.

Observation Dates(1)(2), Coupon Payment Dates(1)(2)(3) and Call Settlement Dates(1)(2)(3)
Observation Dates	Coupon Payment Dates	Observation Dates	Coupon Payment Dates	Observation Dates	Coupon Payment Dates
May 28, 2024*	May 30, 2024*	February 27, 2026	March 3, 2026	November 29, 2027	December 1, 2027
August 27, 2024*	August 29, 2024	May 27, 2026	May 29, 2026	February 28, 2028	March 1, 2028
November 27, 2024	December 2, 2024	August 27, 2026	August 31, 2026	May 30, 2028	June 1, 2028
February 27, 2025	March 3, 2025	November 27, 2026	December 1, 2026	August 28, 2028	August 30, 2028
May 27, 2025	May 29, 2025	February 26, 2027	March 2, 2027	November 27, 2028	November 29, 2028
August 27, 2025	August 29, 2025	May 27, 2027	June 1, 2027	Final Valuation Date	Maturity Date
November 28, 2025	December 2, 2025	August 27, 2027	August 31, 2027
*	The Notes are not callable until the first potential call settlement date, which is August 29, 2024.
(1)
Subject to the market disruption event provisions set forth under “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Adjustments to a Reference ETF” and “General Terms of the Notes—Market Disruption Events — Market Disruption Events for a Reference Equity” in the accompanying product supplement.

(2)
If you are able to sell your Notes in the secondary market on an observation date, the purchaser of the Notes will be deemed to be the record holder on the applicable record date and therefore you will not be entitled to any contingent coupon paid on the corresponding coupon payment date. If an observation date listed above is not a trading day, such date will be the next following trading day. If an observation date is postponed with respect to an underlying asset, the corresponding payment date for the Notes will also be postponed to maintain the same number of business days between such dates as existed prior to such postponement(s).

(3)
Two business days following each observation date (as any such date may be postponed with respect to any underlying asset), except that the coupon payment date for the final valuation date is the maturity date. If a coupon payment date or call settlement date is not a business day, such date will be the next following business day.

Key Risks
An investment in the offering of the Notes involves significant risks. Investing in the Notes is not equivalent to a hypothetical investment in any or all of the underlying assets or the underlying constituents. Some of the key risks that apply to the Notes are summarized below, but we urge you to read the more detailed explanation of risks relating to the Notes under “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Notes in light of your particular circumstances.
Risks Relating to Return Characteristics
♦
Risk of loss at maturity — The Notes differ from ordinary debt securities in that BNS will not necessarily make periodic coupon payments or repay the principal amount of the Notes at maturity. If the Notes are not subject to an automatic call and the final level of any underlying asset is less than its downside threshold, you will lose a percentage of your principal amount equal to the underlying return of the least performing underlying asset and, in extreme situations, you could lose your entire investment in the Notes.

♦
The contingent repayment of principal applies only at maturity — You should be willing to hold your Notes to an automatic call or maturity. If you are able to sell your Notes prior to an automatic call or maturity in the secondary market, you may have to sell them at a loss relative to your investment even if the level of each underlying asset is equal to or greater than its downside threshold. All payments on the Notes are subject to the creditworthiness of BNS.

♦
You may not receive any contingent coupons with respect to your Notes — BNS will not necessarily make periodic coupon payments on the Notes. BNS will pay a contingent coupon for each observation date on which the closing level of each underlying asset is equal to or greater than its coupon barrier. If the closing level of any underlying asset is less than its coupon barrier on any observation date, BNS will not pay you the contingent coupon applicable to such observation date. If the closing level of any underlying asset is less than its coupon barrier on each of the observation dates, BNS will not pay you any contingent coupons during the term of, and you will not receive a positive return on, your Notes. Generally, this non-payment of the contingent coupon coincides with a period of greater risk of principal loss on your Notes.

♦
•Your potential return on the Notes is limited to any contingent coupons, you will not participate in any appreciation of the underlying asset and you will not receive dividend payments on the underlying asset or have the same rights as holders of the underlying asset or underlying constituents — The return potential of the Notes is limited to the pre-specified contingent coupon rate, regardless of any appreciation in the level of any underlying asset. In addition, your return on the Notes will vary based on the number of observation dates, if any, on which the requirements of the contingent coupon have been met prior to maturity or an automatic call. Further, if the Notes are subject to an automatic call, you will not receive any contingent coupons or any other payment in respect of any observation dates after the applicable call settlement date. Because the Notes may be subject to an automatic call as early as the first potential call settlement date, the total return on the Notes could be less than if the Notes remained outstanding until maturity. Furthermore, if the Notes are not subject to an automatic call, you may be subject to the decline of the least performing underlying asset even though you cannot participate in any appreciation in the level of any underlying asset or underlying constituents. As a result, the return on an investment in the Notes could be less than the return on a hypothetical direct investment in any or all of the underlying assets or underlying constituents. In addition, as an owner of the Notes, you will not receive or be entitled to receive any dividend payments or other distributions on the underlying asset during the term of the Notes, and any such dividends or distributions will not be factored into the calculation of any payments on your Notes. Similarly, you will not have voting rights or any other rights of a holder of the underlying asset or the underlying constituents.

♦
A higher contingent coupon rate or lower downside threshold or coupon barrier may reflect greater expected volatility of the underlying assets, and greater expected volatility generally indicates an increased risk of loss at maturity — The economic terms for the Notes, including the contingent coupon rate, coupon barriers and downside thresholds, are based, in part, on the expected volatility of each underlying asset at the time the terms of the Notes are set. “Volatility” refers to the frequency and magnitude of changes in the level of each underlying asset. The greater the expected volatility of each underlying asset as of the strike date, the greater the expectation is as of that date that the closing level of each underlying asset could be less than its coupon barrier on any observation date and that the final level of each underlying asset could be less than its downside threshold and, as a consequence, indicates an increased risk of not receiving a contingent coupon and an increased risk of loss, respectively. All things being equal, this greater expected volatility will generally be reflected in a higher contingent coupon rate than the yield payable on our conventional debt securities with a similar maturity or on otherwise comparable securities, and/or lower downside thresholds and/or coupon barriers than those terms on otherwise comparable securities. Therefore, a relatively higher contingent coupon rate may indicate an increased risk of loss. Further, relatively lower downside thresholds and/or coupon barriers may not necessarily indicate that the Notes have a greater likelihood of a return of principal at maturity and/or paying contingent coupons. You should be willing to accept the downside market risk of the least performing underlying asset and the potential to lose a significant portion or all of your investment in the Notes.

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Reinvestment risk — The Notes will be subject to an automatic call if the closing level of each underlying asset is equal to or greater than its initial level on certain observation dates prior to the final valuation date, as set forth under “Observation Dates, Coupon Payment Dates and Call Settlement Dates” herein. Because the Notes could be subject to an automatic call, the term of your investment may be limited. In the event that the Notes are subject to an automatic call, there is no guarantee that you would be able to reinvest the proceeds at a comparable return and/or with a comparable contingent coupon rate for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the Notes, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new securities. Generally, however, the longer the Notes remain outstanding, the less likely the Notes will be subject to an automatic call due to the decline in the level of an underlying asset and the shorter time remaining for the level of any such underlying asset to recover. Such periods generally coincide with a period of greater risk of principal loss on your Notes.

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You are exposed to the market risk of each underlying asset — Your return on the Notes is not linked to a basket consisting of the underlying assets. Rather, it will be contingent upon the performance of each individual underlying asset. Unlike an instrument with a return linked to a basket of common stocks or other underlying securities, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each underlying asset. Poor performance by any underlying asset over the term of the Notes will negatively affect your return and will not be offset or mitigated by a positive performance by any other underlying asset. For instance, you may receive a negative return equal to the underlying return of the least performing underlying asset if the Notes are not subject to an automatic call and the closing level of any underlying asset is less than its downside threshold, even if the underlying return of any other underlying asset is positive or has not declined as much. Accordingly, your investment is subject to the market risk of each underlying asset.

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Because the Notes are linked to the least performing underlying asset, you are exposed to a greater risk of no contingent coupons and losing a significant portion or all of your investment at maturity than if the Notes were linked to a single underlying asset — The risk that you will not receive any contingent coupons and lose a significant portion or all of your investment in the Notes is greater if you invest in the Notes than the risk of investing in substantially similar securities that are linked to the performance of a single underlying asset. With more underlying assets, it is more likely that the closing level of any underlying asset will be less than its coupon barrier on any observation date or decline to a closing level that is less than its downside threshold than if the Notes were linked to a single underlying asset.

In addition, the lower the correlation is between the performance of a pair of underlying assets, the more likely it is that one of the underlying assets will decline in value to a closing level or final level, as applicable, that is less than its coupon barrier or downside threshold on any observation date or on a final valuation date, respectively. Although the correlation of the underlying assets’ performance may change over the term of the Notes, the economic terms of the Notes, including the contingent coupon rate, downside threshold and coupon barrier are determined, in part, based on the correlation of the underlying assets’ performance calculated using our internal models at the time when the terms of the Notes are finalized. All things being equal, a higher contingent coupon rate and lower downside threshold and coupon barrier is generally associated with lower correlation of the underlying assets. Therefore, if the performance of a pair of underlying assets is not correlated to each other or is negatively correlated, the risk that you will not receive any contingent coupons or that the final level of any underlying asset will be less than its downside threshold is even greater despite a lower downside threshold and coupon barrier. Therefore, it is more likely that you will not receive any contingent coupons and that you will lose a significant portion or all of your investment at maturity.
Risks Relating to Characteristics of the Underlying Assets
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Market risk — The return on the Notes, which may be negative, is directly linked to the performance of the underlying assets and indirectly linked to the value of the underlying constituents. The level of the underlying assets can rise or fall sharply due to factors specific to the underlying assets, its underlying constituents and their issuers (each, an “underlying constituent issuer”) and the sponsors of the underlying assets (each, its “sponsor”) such as stock price volatility, earnings and financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic, political and other conditions. You, as an investor in the Notes, should conduct your own investigation into the underlying assets, the underlying constituents and the sponsors of the underlying assets. For additional information regarding the underlying assets, please see “Information About the Underlying Assets” herein and the SEC filings relating to the underlying asset. We urge you to review financial and other information filed regarding the underlying assets periodically by with the SEC.

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There can be no assurance that the investment view implicit in the Notes will be successful — It is impossible to predict whether and the extent to which the levels of the underlying assets will rise or fall and there can be no assurance that the closing level of each underlying asset will be equal to or greater than its coupon barrier on any observation date, or, if the Notes are not subject to an automatic call, that the final level of each underlying asset will be equal to or greater than its downside threshold. The level of each underlying asset will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying constituent issuers. You should be willing to accept the downside risks associated with the relevant markets tracked by each such underlying asset in general and the underlying assets and its underlying constituents in particular, and the risk of losing a significant portion or all of your investment.

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There are risks associated with underlying assets that are ETFs — Although shares of each underlying asset are listed for trading on a national securities exchange as specified herein under “Information About the Underlying Assets”, and a number of similar products have been traded on such exchange or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of such underlying asset or that there will be liquidity in the trading market. In addition:

Management Risk
Each underlying asset is subject to management risk, which is the risk that the investment strategy of the sponsor of the underlying asset, the implementation of which is subject to a number of constraints, may not produce the intended results. The underlying assets are also not actively managed and may be affected by a general decline in market segments relating to their respective target indices. The sponsor of each underlying asset invests in securities included in, or representative of, its target index (as specified herein under “Information About the Underlying Assets”) regardless of their investment merits. The sponsors do not attempt to take defensive positions in declining markets. Accordingly, the performance of the underlying assets could be lower than other types of funds that may actively shift portfolio assets to take advantage of market opportunities or to lessen the impact of a market decline.
Custody and Liquidity Risk
Under continuous listing standards, each underlying asset will be required to confirm on an ongoing basis that the components of its target index satisfy the applicable listing requirements. In the event that the target index for an underlying asset does not comply with the applicable listing requirements, such underlying asset would be required to rectify such non-compliance by requesting that the sponsor of its target index modify such target index, adopting a new target index or obtain relief from the SEC. There can be no assurance that the sponsor would so modify the target index or that relief would be obtained from the SEC and, therefore, non-compliance with the continuous listing standards may result in such underlying asset being delisted.
Tracking and Underperformance Risk
In addition to the risk that an underlying asset may not track its target index due to management risk, as discussed above, the performance of each underlying asset will reflect additional transaction costs and fees that are not included in the calculation of the target index. Also, corporate actions with respect to the equity securities held in an underlying asset’s portfolio (such as mergers and spin-offs) may impact the performance differential between such underlying asset and its target index. Finally, because the shares of each underlying asset are traded on a national securities exchange and are subject to market supply and investor demand, the market value of one share of an underlying asset may differ from the net asset value per share of such underlying asset.
For all of the foregoing reasons, the performance of an underlying asset may not correlate with the performance of its target index. Consequently, the return on the Notes will not be the same as investing directly in such underlying asset, its underlying constituents or in its target index or the securities comprising its target index, and will not be the same as investing in a debt security with payments linked to the performance of its target index. This variation in performance is called “tracking error” and, at times, the tracking error may be significant.

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The Notes are subject to small-capitalization stock risks — The Notes are subject to risks associated with small-capitalization companies because the iShares® Russell 2000 ETF (the “IWM Fund”) invests in stocks of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the portfolio of the IWM Fund may be more volatile than a portfolio of assets in which a greater percentage of constituents are issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

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The Notes are subject to risks associated with the technology sector — The Notes are subject to risks associated with the technology sector because the Technology Select Sector SPDR® Fund (the “XLK Fund”) is comprised of the stocks of companies in the technology sector. All or substantially all of the underlying constituents included in the XLK Fund are issued by companies whose primary line of business is directly associated with the technology sector. Market or economic factors impacting technology companies and companies that rely heavily on technological advances could have a major effect on the value of the XLK Fund’s investments. The value of stocks of technology companies and companies that rely heavily on technology is particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from non-U.S. competitors with lower production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel.

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There is no affiliation among the underlying constituent issuers, the sponsor of the target indices or the underlying assets and us or the Agents — BNS, the Agents and our other or their respective affiliates may currently, or from time to time in the future, engage in business with the underlying constituent issuers, the sponsors of the target indices or the underlying assets. None of us, the Agents or any of our other or their respective affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to the underlying assets or its underlying constituents. You should make your own investigation into the underlying assets, sponsors of the target indices and the underlying assets and the underlying constituent issuers. See the section below entitled “Information About the Underlying Assets” herein for additional information about the underlying assets.

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BNS and the Agents cannot control actions by the sponsor of any underlying asset that may adjust the underlying asset in a way that could adversely affect the market value of, and return on, the Notes, and the sponsor of any underlying asset has no obligation to consider your interests — The sponsor of any underlying asset may from time to time be called upon to make certain policy decisions or judgments with respect to the implementation of its policies concerning the calculation of the net asset value of its underlying asset, additions, deletions or substitutions of its underlying constituents and the manner in which changes affecting its target index are reflected in such underlying asset that could affect the market price of the shares of such underlying asset, and therefore, the return on the Notes. The return on the Notes and their market value could also be affected if such sponsor of an underlying asset changes these policies, for example, by changing the manner in which it calculates the net asset value of such underlying asset, or if such sponsor of the underlying asset discontinues or suspends calculation or publication of the net asset value of such underlying asset, in which case it may become difficult or inappropriate to determine the market value of your Notes. See also “— Risks Relating to Hedging Activities and Conflicts of Interest — Following certain events, the calculation agent can make adjustments to an underlying asset and the terms of the Notes that may adversely affect the market value of, and return on, the Notes” herein.

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Changes affecting the target index could have an adverse effect on the market value of, and return on, the Notes — The sponsor of an underlying asset’s target index owns such target index and is responsible for the design and maintenance of such target index. The policies of the sponsor concerning the calculation of such target index, including decisions regarding the addition, deletion or substitution of the equity securities included in such target index, could affect the level of such target index and, consequently, could affect the market price of the shares of an underlying asset and, therefore, the amount payable on the Notes and their market value. The sponsor may discontinue or suspend calculation or dissemination of its target index. Any such actions could have a material adverse effect on the market value of, and return on, the Notes.

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BNS and the Agents cannot control actions by any sponsor of a target index and no sponsor has any obligation to consider your interests — BNS and its affiliates are not affiliated with any sponsor of a target index and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of such target index. No sponsor of any target index is involved in the Notes offering in any way and has no obligation to consider your interest as an owner of the Notes in taking any actions that might negatively affect the market value of, and return on, your Notes.

Risks Relating to Estimated Value and Liquidity
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BNS’ initial estimated value of the Notes at the time of pricing is lower than the issue price of the Notes — BNS’ initial estimated value of the Notes is only an estimate. The issue price of the Notes exceeds BNS’ initial estimated value. The difference between the issue price of the Notes and BNS’ initial estimated value reflects costs associated with selling and structuring the Notes, as well as hedging its obligations under the Notes. Therefore, the economic terms of the Notes are less favorable to you than they would have been if these expenses had not been paid or had been lower.

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Neither BNS’ nor SCUSA’s estimated value of the Notes at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities — BNS’ initial estimated value of the Notes and SCUSA’s estimated value of the Notes at any time are determined by reference to BNS’ internal funding rate. The internal funding rate used in the determination of the estimated value of the Notes generally represents a discount from the credit spreads for BNS’ conventional fixed-rate debt securities and the borrowing rate BNS would pay for its conventional fixed-rate debt securities. This discount is based on, among other things, BNS’ view of the funding value of the Notes as well as the higher issuance, operational and ongoing liability management costs of the Notes in comparison to those costs for BNS’ conventional fixed-rate debt. If the interest rate implied by the credit spreads for BNS’ conventional fixed-rate debt securities, or the borrowing rate BNS would pay for its conventional fixed-rate debt securities were to be used, BNS would expect the economic terms of the Notes to be more favorable to you. Consequently, the use of an internal funding rate for the Notes increases the estimated value of the Notes at any time and has an adverse effect on the economic terms of the Notes.

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BNS’ initial estimated value of the Notes does not represent future values of the Notes and may differ from others’ (including SCUSA’s) estimates — BNS’ initial estimated value of the Notes was determined by reference to its internal pricing models on the pricing date. These pricing models consider certain factors, such as BNS’ internal funding rate on the trade date, the expected term of the Notes, market conditions and other relevant factors existing at that time, and BNS’ assumptions about market parameters, which can include volatility of the underlying assets, correlation of the underlying assets, dividend rates, interest rates and other factors. Different pricing models and assumptions (including the pricing models and assumptions used by SCUSA) could provide valuations for the Notes that are different, and perhaps materially lower, from BNS’ initial estimated value. Therefore, the price at which SCUSA would buy or sell your Notes (if SCUSA makes a market, which it is not obligated to do) may be materially lower than BNS’ initial estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.

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The Notes have limited liquidity — The Notes will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the Notes. SCUSA and any other affiliates of BNS intend, but are not required, to make a market in the Notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because we do not expect that other broker-dealers will participate in the secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which SCUSA is willing to purchase the Notes from you. If at any time SCUSA does not make a market in the Notes, it is likely that there would be no secondary market for the Notes. Accordingly, you should be willing to hold your Notes to maturity.

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The price at which SCUSA would buy or sell the Notes (if SCUSA makes a market, which it is not obligated to do) will be based on SCUSA’s estimated value of the Notes and may be greater than BNS’ valuation of the Notes at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — SCUSA’s estimated value of the Notes is determined by reference to its pricing models and takes into account BNS’ internal funding rate. The price at which SCUSA would initially buy or sell the Notes in the secondary market (if SCUSA makes a market, which it is not obligated to do) may exceed (i) SCUSA’s estimated value of the Notes at the time of pricing, (ii) any secondary market prices provided by unaffiliated dealers, potentially including UBS, and (ii) depending on your broker, the valuation provided on your customer account statement. The price that SCUSA may initially offer to buy such Notes following issuance will exceed the valuations indicated by its internal pricing models due to the inclusion for a limited period of time of the aggregate value of the costs associated with structuring and selling the Notes, including the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in any secondary market price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any).” Thereafter, if SCUSA buys or sells the Notes it will do so at prices that reflect the estimated value determined by reference to SCUSA’s pricing models at that time. The price at which SCUSA will buy or sell the Notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes. The temporary positive differential relative to SCUSA’s internal pricing models arises from requests from and arrangements made by BNS and the Agents. As described above, SCUSA and its affiliates are not required to make a market for the Notes and may stop making a market at any time. SCUSA reflects this temporary positive differential on its customer account statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers, including UBS.

SCUSA’s pricing models consider certain variables, including principally BNS’ internal funding rate, interest rates (forecasted, current and historical rates), volatility of the underlying assets, correlation of the underlying assets, price-sensitivity analysis and the time to maturity of the Notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your Notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of the Notes determined by reference to SCUSA’s models, taking into account BNS’ internal funding rate, due to, among other things, any differences in pricing models or assumptions used by others. If SCUSA calculated its estimated value of the Notes by reference to BNS’ credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities (as opposed to BNS’ internal funding rate), the price at which SCUSA would buy or sell the Notes (if SCUSA makes a market, which it is not obligated to do) could be significantly lower.
In addition to the factors discussed above, the value and quoted price of the Notes at any time will reflect many factors and cannot be predicted. If SCUSA makes a market in the Notes, the price quoted by SCUSA would reflect any changes in market conditions and other relevant factors, including any deterioration in BNS’ creditworthiness or perceived creditworthiness. These changes may adversely affect the value of the Notes, including the price you may receive for the Notes in any market making transaction. To the extent that SCUSA makes a market in the Notes, the quoted price will reflect the estimated value determined by reference to SCUSA’s pricing models at that time, plus or minus SCUSA’s then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above). Furthermore, if you sell your Notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your Notes in a secondary market sale.
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The price of the Notes prior to maturity will depend on a number of factors and may be substantially less than the principal amount — Because structured notes, including the Notes, can be thought of as having a debt component and a derivative component, factors that influence the values of debt instruments and options and other derivatives will also affect the terms and features of the Notes at issuance and the market price of the Notes prior to maturity. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the levels of the underlying assets over the full term of the Notes, (ii) volatility of the levels of the underlying assets and the market's perception of future volatility of the underlying assets, (iii) the correlation of the underlying assets and the market’s perception of future correlation of the underlying assets, (iv) changes in interest rates generally, (v) any actual or anticipated changes in our credit ratings or credit spreads, (vi) dividend yields on the underlying assets and (vii) time remaining to maturity. In particular, because the provisions of the Notes relating to the contingent coupons and the payment at maturity behave like options, the value of the Notes will vary in ways which are non-linear and may not be intuitive.

Depending on the actual or anticipated levels of the underlying assets and other relevant factors, the market value of the Notes may decrease and you may receive substantially less than the principal amount if you sell your Notes prior to maturity regardless of the levels of the underlying assets at such time.

Risks Relating to Hedging Activities and Conflicts of Interest
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Hedging activities by BNS and SCUSA may negatively impact investors in the Notes and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the Notes — We, SCUSA or one or more of our other affiliates has hedged or expects to hedge our obligations under the Notes. Such hedging transactions may include entering into swap or similar agreements, purchasing shares of the underlying assets and/or the underlying constituents and/or purchasing futures, options and/or other instruments linked to one or more underlying assets and/or the underlying constituents. We, SCUSA or one or more of our or their respective affiliates also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to one or more underlying assets and/or one or more of the underlying constituents, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the final valuation date. We, SCUSA or one or more of our or their respective affiliates may also enter into, adjust and unwind hedging transactions relating to other basket- or index-linked Notes whose returns are linked to changes in the levels of one or more underlying assets and/or underlying constituents. Any of these hedging activities may adversely affect the levels of such underlying assets—directly or indirectly by affecting the price of their underlying constituents — and therefore the market value of the Notes and the amount you will receive, if any, on the Notes.

You should expect that these transactions will cause BNS, SCUSA or our other affiliates, or our or their respective clients or counterparties, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the Notes. None of BNS, SCUSA or any of our other affiliates will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the Notes, and any of the foregoing may receive substantial returns with respect to these hedging activities while the market value of, and return on, the Notes declines.
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The calculation agent can make antidilution and other adjustments that may adversely affect the market value of, and any amounts payable on, the Notes — For antidilution and certain other events affecting an underlying asset, the calculation agent may make adjustments to its initial level, coupon barrier, downside threshold, closing level and/or final level, as applicable, and any other term of the Notes. However, the calculation agent will not make an adjustment in response to every event that could affect an underlying asset. If an event occurs that does not require the calculation agent to make an adjustment, the market value of, and return on, the Notes may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement or this document as necessary to achieve an equitable result. Following a delisting or suspension from trading or discontinuance of an ETF underlying asset, the determination as to whether the contingent coupon is payable to you on any coupon payment date, whether the Notes are subject to an automatic call or the amount you receive at maturity may be based on the share of another ETF or a basket of securities, futures contracts, commodities or other assets, as described further under “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Adjustments to a Reference ETF” in the accompanying product supplement. The occurrence of any antidilution or other adjustment event and the consequent adjustments may materially and adversely affect the market value of, and return on, the Notes. For more information, see the sections “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Adjustments to a Reference ETF” and “— Anti-Dilution Adjustments Relating to a Reference Equity” in the accompanying product supplement.

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We, the Agents and our or their respective affiliates regularly provide services to, or otherwise have business relationships with, a broad client base, which has included and may include us and the underlying constituent issuers and the market activities by us, the Agents or our or their respective affiliates for our or their own respective accounts or for our or their respective clients could negatively impact investors in the Notes — We, the Agents and our or their respective affiliates regularly provide a wide range of financial services, including financial advisory, investment advisory and transactional services to a substantial and diversified client base. As such, we each may act as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker or lender. In those and other capacities, we, the Agents and/or our or their respective affiliates purchase, sell or hold a broad array of investments, actively trade securities (including the Notes or other securities that we have issued), the underlying constituents, derivatives, loans, credit default swaps, indices, baskets and other financial instruments and products for our or their own respective accounts or for the accounts of our or their respective customers, and we will have other direct or indirect interests, in those securities and in other markets that may not be consistent with your interests and may adversely affect the level of the underlying assets and/or the value of the Notes. You should assume that we or they will, at present or in the future, provide such services or otherwise engage in transactions with, among others, us and the underlying constituent issuers, or transact in securities or instruments or with parties that are directly or indirectly related to these entities. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. Any of these financial market activities may, individually or in the aggregate, have an adverse effect on the level of the underlying assets and the market for your Notes, and you should expect that our interests and those of the Agents and/or our or their respective affiliates, clients or counterparties, will at times be adverse to those of investors in the Notes.

You should expect that we, the Agents, and our or their respective affiliates, in providing these services, engaging in such transactions, or acting for our or their own respective accounts, may take actions that have direct or indirect effects on the Notes or other securities that we may issue, the underlying constituents or other securities or instruments similar to or linked to the foregoing, and that such actions could be adverse to the interests of investors in the Notes. In addition, in connection with these activities, certain personnel within us, the Agents or our or their respective affiliates may have access to confidential material non-public information about these parties that would not be disclosed to investors in the Notes.
We, the Agents and our or their respective affiliates regularly offer a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to the Notes or other securities that we may issue, the underlying constituents or other securities or instruments similar to or linked to the foregoing. Investors in the Notes should expect that we, the Agents and our or their respective affiliates offer securities, financial instruments, and other products that may compete with the Notes for liquidity or otherwise.
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Potential impact on price by BNS or the Agents — Trading or transactions by BNS, the Agents or our or their respective affiliates in the underlying assets or any underlying constituents, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of the underlying assets or any underlying constituents may adversely affect the levels of the underlying assets or underlying constituents and, therefore, the market value of the Notes, the likelihood of a contingent coupon being paid on any coupon payment date and of the Notes being called on a call settlement date. See “— Hedging activities by BNS and SCUSA may negatively impact investors in the Notes and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the Notes “ for additional information regarding hedging-related transactions and trading.

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The calculation agent will have significant discretion with respect to the Notes, which may be exercised in a manner that is adverse to your interests — The calculation agent will be an affiliate of BNS. The calculation agent will determine whether the contingent coupon is payable to you on any coupon payment date and the payment at maturity of the Notes, if any, based on observed closing levels of the underlying assets. The calculation agent can postpone the determination of the closing level or final level of an underlying asset (and therefore the related coupon payment date or maturity date, as applicable) if a market disruption event occurs and is continuing with respect to such underlying asset on any observation date (including the final valuation date).

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Potentially inconsistent research, opinions or recommendations by BNS or the Agents— BNS, the Agents and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any research, opinions or recommendations expressed by BNS, the Agents or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the underlying assets to which the Notes are linked.

Risks Relating to General Credit Characteristics
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Credit risk of BNS — The Notes are senior unsecured debt obligations of BNS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any repayment of principal, depends on the ability of BNS to satisfy its obligations as they come due. As a result, BNS’ actual and perceived creditworthiness may affect the market value of the Notes. If BNS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose your entire investment in the Notes.

♦
BNS is subject to the resolution authority under the CDIC Act —  Although the Notes are not bail-inable debt securities under the CDIC Act, as described elsewhere in this pricing supplement, BNS remains subject generally to Canadian bank resolution powers under the CDIC Act. Under such powers, the Canada Deposit Insurance Corporation may in certain circumstances take actions that could negatively impact holders of the Notes and result in a loss on your investment. See “Risk Factors — Risks Related to the Bank’s Debt Securities” in the accompanying prospectus for more information.

Risks Relating to Canadian and U.S. Federal Income Taxation
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Uncertain tax treatment — Significant aspects of the tax treatment of the Notes are uncertain. You should consult your tax advisor about your tax situation. See “Material Canadian Income Tax Consequences” and “What Are the Tax Consequences of the Notes?” herein.

Hypothetical Examples of How the Notes Might Perform
The below examples are based on hypothetical terms. The actual terms are indicated on the cover hereof.
The examples below illustrate the payment upon an automatic call or at maturity for a $10 Note on a hypothetical offering of the Notes, with the following assumptions (amounts may have been rounded for ease of analysis):
Principal Amount:	$10
Term:	Approximately 5 years
Contingent Coupon Rate:	8.90% per annum (or 2.225% per quarter)
Contingent Coupon:	$0.2225 per quarter
Observation Dates:	Quarterly (callable after 6 months)
Initial Level:
Underlying Asset A: Underlying Asset B:	$200.00 $200.00
Coupon Barrier:
Underlying Asset A: Underlying Asset B:	$140.00 (which is equal to 70.00% of its Initial Level) $140.00 (which is equal to 70.00% of its Initial Level)
Downside Threshold:
Underlying Asset A: Underlying Asset B:	$140.00 (which is equal to 70.00% of its Initial Level) $140.00 (which is equal to 70.00% of its Initial Level)
Example 1 — The Closing Level of each Underlying Asset is equal to or greater than its Initial Level on the Observation Date corresponding to the first potential Call Settlement Date.
Date	Closing Level	Payment (per Note)
First Observation Date	Underlying Asset A: $225.00 (equal to or greater than Coupon Barrier and Initial Level) Underlying Asset B: $230.00 (equal to or greater than Coupon Barrier and Initial Level)	$0.2225 (Contingent Coupon – Not Callable)
Second Observation Date	Underlying Asset A: $240.00 (equal to or greater than Coupon Barrier and Initial Level) Underlying Asset B: $240.00 (equal to or greater than Coupon Barrier and Initial Level)	$10.2225 (Call Settlement Amount)
	Total Payment:	$10.445 (4.45% total return)
Because the Notes are subject to an automatic call on the second observation date (which is approximately 6 months after the trade date and is the first observation date in respect of which they are callable), BNS will pay you on the call settlement date a total of $10.2225 per Note, reflecting your principal amount plus the applicable contingent coupon. When added to the contingent coupon of $0.2225 received in respect of the prior observation date, BNS will have paid you a total of $10.445 per Note, for a total return of 4.45% on the Notes. No further amount will be owed to you under the Notes.
Example 2 — The Notes are NOT subject to an Automatic Call and the Final Level of each Underlying Asset is equal to or greater than its Downside Threshold and Coupon Barrier.
Date	Closing Level	Payment (per Note)
First Observation Date	Underlying Asset A: $195.00 (equal to or greater than Coupon Barrier; less than Initial Level) Underlying Asset B: $176.00 (equal to or greater than Coupon Barrier; less than Initial Level)	$0.2225 (Contingent Coupon)
Second through Nineteenth Observation Dates	Underlying Asset A: Various (all equal to or greater than Coupon Barrier and Initial Level) Underlying Asset B: Various (all less than Coupon Barrier and Initial Level)	$0.00
Final Valuation Date	Underlying Asset A: $240.00 (equal to or greater than Coupon Barrier and Downside Threshold) Underlying Asset B: $250.00 (equal to or greater than Coupon Barrier and Downside Threshold)	$10.2225 (Payment at Maturity)
	Total Payment:	$10.445 (4.45% total return)

Because the Notes are not subject to an automatic call and the final level of each underlying asset is equal to or greater than its downside threshold and coupon barrier, BNS will pay you at maturity a total of $10.2225 per Note (reflecting your principal amount plus the contingent coupon applicable to the final valuation date). When added to the contingent coupon of $0.2225 received in respect of the prior observation dates, BNS will have paid you a total of $10.445 per Note, for a total return of 4.45% on the Notes.
Example 3 — The Notes are NOT subject to an Automatic Call and the Final Level of an Underlying Asset is less than its Downside Threshold and Coupon Barrier.
Date	Closing Level	Payment (per Note)
First Observation Date	Underlying Asset A: $190.00 (equal to or greater than Coupon Barrier; less than Initial Level) Underlying Asset B: $164.00 (equal to or greater than Coupon Barrier; less than Initial Level)	$0.2225 (Contingent Coupon)
Second through Nineteenth Observation Dates	Underlying Asset A: Various (all equal to or greater than Coupon Barrier and Initial Level) Underlying Asset B: Various (all less than Coupon Barrier and Initial Level)	$0.00
Final Valuation Date	Underlying Asset A: $80.00 (less than Coupon Barrier and Downside Threshold) Underlying Asset B: $250.00 (equal to or greater than Coupon Barrier and Downside Threshold)	$10 × [1 + Underlying Return of the Least Performing Underlying Asset] = $10 × [1 + (-60.00%)] = $10 × 0.40 = $4.00 (Payment at Maturity)
	Total Payment:	$4.2225 (57.775% loss)
Because the Notes are not subject to an automatic call and the final level of underlying asset A is less than its coupon barrier and downside threshold, you will be exposed to the negative return of the least performing underlying asset and BNS will pay you at maturity $4.00 per Note. When added to the contingent coupon of $0.2225 received in respect of the prior observation dates, BNS will have paid you $4.2225 per Note, for a loss on the Notes of 57.775%.
We make no representation or warranty as to which of the underlying assets will be the least performing underlying asset for the purposes of calculating your actual payment at maturity.
Investing in the Notes involves significant risks. The Notes differ from ordinary debt securities in that BNS is not necessarily obligated to repay the full principal amount. If the Notes are not subject to an automatic call, you may lose a significant portion or all of your investment in the Notes. Specifically, if the Notes are not subject to an automatic call and the final level of any underlying asset is less than its downside threshold, you will lose a percentage of your principal amount equal to the underlying return of the least performing underlying asset and, in extreme situations, you could lose your entire investment in the Notes.

You will be exposed to the market risk of each underlying asset on each observation date, including the final valuation date, and any decline in the level of one underlying asset may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of any other underlying asset. Any payment on the Notes, including any payments in respect of an automatic call, contingent coupon or any repayment of principal, is subject to the creditworthiness of BNS. If BNS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose your entire investment in the Notes.

Information About the Underlying Assets
All disclosures contained in this document regarding each underlying asset for the Notes are derived from publicly available information. BNS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying asset. Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. You should make your own investigation into each underlying asset.
Included on the following pages is a brief description of each underlying asset. This information has been obtained from publicly available sources. Set forth below are graphs that illustrate the past performance for each underlying asset. We obtained the past performance information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical levels of each underlying asset as an indication of future performance.
The underlying assets are registered under the Securities Act of 1933, the Exchange Act and/or the Investment Company Act of 1940, each as amended. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed for each underlying asset with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Such Information filed with the SEC can be located its reference to the SEC file number.
iShares® Russell 2000 ETF
We have derived all information contained herein regarding the IWM Fund and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the IWM Fund’s investment adviser, BlackRock Fund Advisors (“BFA”) and the index sponsor of the target index, as defined below.
The IWM Fund is one of the separate investment portfolios that constitute the iShares Trust (“iShares”). The IWM Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Russell 2000® Index (the “target index”). The target index seeks to measure the performance of the small-capitalization segment of the U.S. equity market. The target index is a subset of the Russell 3000® Index, which measures the performance of the largest 3,000 U.S. companies, and the target index is composed of the smallest 2,000 companies included in the Russell 3000® Index. The target index is calculated, maintained and published by, FTSE Russell (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.
BFA uses a representative sampling strategy to manage the IWM Fund. “Representative sampling” is an indexing strategy that involves investing in a representative sample of the securities included in the target index that BFA determines to collectively have an investment profile similar to that of the target index. The securities selected are intended to have, in the aggregate, investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the target index. The IWM Fund may or may not hold all of the securities that are included in the target index.
The IWM Fund generally invests at least 80% of its assets in securities of the target index and in depositary receipts representing securities of the target index. The IWM Fund may invest the remainder of its assets in certain futures, options and swap contracts, cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates, as well as in securities not included in the target index, but which BFA believes will help track the target index. The IWM Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in the stocks of a particular industry or group of industries to approximately the same extent that the target index is concentrated.
Select information regarding the IWM Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the IWM Fund’s website. Expenses of the IWM Fund reduce the net asset value of the assets held by the IWM Fund and, therefore, reduce the value of the shares of the IWM Fund.
Shares of the IWM Fund are listed on the NYSE Arca under the ticker symbol “IWM”.
Information from outside sources including, but not limited to the prospectus related to the IWM Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the IWM Fund or the target index.
Information filed by iShares with the SEC, including the prospectus for the IWM Fund, can be found by reference to its SEC file numbers: 333-92935 and 811-09729 or its CIK Code: 0001100663.

Historical Information
The graph below illustrates the performance of the IWM Fund’s shares from January 1, 2014 through February 23, 2024, based on the daily closing levels as reported by Bloomberg, without independent verification. BNS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The closing level the IWM Fund’s shares on February 23, 2024 was $199.89. The dotted line represents its coupon barrier and its downside threshold of $139.92, which is equal to 70.00% of its initial level. Past performance of the underlying asset is not indicative of the future performance of the underlying asset during the term of the Notes.

Technology Select Sector SPDR® Fund
We have derived all information contained herein regarding the XLK Fund and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the XLK Fund’s investment adviser, SSGA Funds Management, Inc. (“SSGA”) and the index sponsor of the target index, as defined below.
The XLK Fund is one of the separate investment portfolios that constitute The Select Sector SPDR® Trust (“Select Sector SPDR”). The XLK Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Technology Select Sector Index (the “target index”). The target index seeks to measure the performance of the information technology segment of the U.S. equity market and includes companies that have been identified as information technology companies on the basis of general industry classification from a universe of companies defined by the S&P 500® Index, including securities of companies from the following industries: technology hardware, storage, and peripherals; software; communications equipment; semiconductors and semiconductor equipment; IT services; and electronic equipment, instruments and components. The target index is calculated, maintained and published by, S&P Dow Jones Indices LLC (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.
Select information regarding the XLK Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the XLK Fund’s website. Expenses of the XLK Fund reduce the net asset value of the assets held by the XLK Fund and, therefore, reduce the value of the shares of the XLK Fund.
In seeking to track the performance of the target index, the XLK Fund employs a replication strategy, which means that the XLK Fund typically invests in substantially all of the securities represented in the target index in approximately the same proportions as the target index. Under normal market conditions, the XLK Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the target index. In addition, the XLK Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA).
Shares of the XLK Fund are listed on the NYSE Arca under the ticker symbol “XLK”.
Information from outside sources including, but not limited to the prospectus related to the XLK Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the XLK Fund or the target index.
Information filed by Select Sector SPDR with the SEC, including the prospectus for the XLK Fund, can be found by reference to its SEC file numbers: 333-57791 and 811-08837 or its CIK Code: 0001064641.
Historical Information
The graph below illustrates the performance of the XLK Fund’s shares from January 1, 2014 through February 23, 2024, based on the daily closing levels as reported by Bloomberg, without independent verification. BNS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The closing level of XLK Fund’s shares on February 23, 2024 was $205.29. The dotted line represents its coupon barrier and its downside threshold of $143.70, which is equal to 70.00% of its initial level. Past performance of the underlying asset is not indicative of the future performance of the underlying asset during the term of the Notes.

Correlation of the Underlying Assets
The graph below illustrates the daily performance of the underlying assets from January 1, 2014 through February 23, 2024. For comparison purposes, each underlying asset has been normalized to have a closing level of 100 on January 1, 2014 by dividing the closing level of that underlying asset on each trading day by the closing level of that underlying asset on January 1, 2014 and multiplying by 100. We obtained the closing levels used to determine the normalized closing levels set forth below from Bloomberg, without independent verification.
The closer the relationship of the daily returns of the underlying assets over a given period, the more positively correlated those underlying assets are. The lower (or more negative) the correlation of the underlying assets, the less likely it is that those underlying assets will move in the same direction and therefore, the greater the potential for the closing level or final level of one of those underlying assets to be less than its coupon barrier or downside threshold on any observation date or on the final valuation date, respectively. This is because the less positively correlated the underlying assets are, the greater the likelihood that at least one of the underlying assets will decrease in value. However, even if the underlying assets have a higher positive correlation, the closing level or final level of one or more of the underlying assets might be less than its coupon barrier or downside threshold on any observation date or on the final valuation date, respectively, as the underlying assets may decrease in value together. Although the correlation of the underlying assets’ performance may change over the term of the Notes, the correlations referenced in setting the terms of the Notes are calculated using BNS’ internal models at the time when the terms of the Notes are set and are not derived from the daily returns of the underlying assets over the period set forth below. A higher contingent coupon rate is generally associated with lower correlation of the underlying assets, which reflects a greater potential for missed contingent coupons and for a loss on your investment at maturity. See “Key Risks — Risks Relating to Return Characteristics — A higher contingent coupon rate or lower downside threshold or coupon barrier may reflect greater expected volatility of the underlying assets, and greater expected volatility generally indicates an increased risk of loss at maturity”, “— You are exposed to the market risk of each underlying asset” and “— Because the Notes are linked to the least performing underlying asset, you are exposed to a greater risk of no contingent coupons and losing a significant portion or all of your investment at maturity than if the Notes were linked to a single underlying asset” herein.
Past performance of the underlying assets is not indicative of the future performance of the underlying assets.

What Are the Tax Consequences of the Notes?
The U.S. federal income tax consequences of your investment in the Notes are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Notes. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Notes, and the following discussion is not binding on the IRS.
U.S. Tax Treatment. Pursuant to the terms of the Notes, BNS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the Notes as prepaid derivative contracts with respect to the underlying assets. You further agree to include any contingent coupon that is paid by BNS (including on the maturity date or call settlement date) in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.
Under this treatment, you should generally recognize capital gain or loss upon the taxable disposition (including cash settlement) of your Notes in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent coupon or any amount attributable to any accrued but unpaid contingent coupons) and the amount you paid for your Notes. Subject to the discussion below regarding “constructive ownership transactions”, such gain or loss should generally be long-term capital gain or loss if you have held your Notes for more than one year (and, otherwise, should be short-term capital gain or loss). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the taxable disposition of your Notes prior to a coupon payment date, but that could be attributed to an expected contingent coupon, could be treated as ordinary income. You should consult your tax advisor regarding this risk.
However, it is possible that the IRS could assert that your holding period in respect of your Notes should end on the date on which the amount you are entitled to receive upon maturity or automatic call of your Notes is determined, even though you will not receive any amounts from BNS in respect of your Notes prior to the maturity or automatic call of your Notes. In such case, you may be treated as having a holding period in respect of your Notes prior to the maturity or automatic call of your Notes, and such holding period may be treated as less than one year even if you receive cash upon the maturity or automatic call of your Notes at a time that is more than one year after the beginning of your holding period.
Section 1260. Because each underlying asset would be treated as a “pass-thru entity” for purposes of Section 1260 of the Code, it is possible that the Notes could be treated as a constructive ownership transaction under Section 1260 of the Code. If the Notes were treated as a constructive ownership transaction, certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain that you recognize upon the taxable disposition of your Notes could be recharacterized as ordinary income and you could be subject to an interest charge on any deferred tax liability with respect to such recharacterized gain). We urge you to read the discussion concerning the possible treatment of the Notes as a constructive ownership transaction under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement.
Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your Notes in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Notes, it is possible that your Notes could alternatively be treated for tax purposes as a single contingent payment debt instrument or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction” under Section 1260 of the Code), such that the timing and character of your income from the Notes could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement.
Except to the extent otherwise required by law, BNS intends to treat your Notes for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.
Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Notes. According to Notice 2008-2, the IRS and the Treasury are actively considering whether a holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently in excess of any receipt of contingent coupons and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code (discussed above) should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance and potential impact of the above considerations.
Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain realized with respect to the Notes, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.
Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their Notes if they do not hold their Notes in an account maintained by a financial institution and the aggregate value of their Notes and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its Notes and fails to do so.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent coupons is unclear. Subject to Section 871(m) of the Code and FATCA, as discussed below, we currently do not intend to treat contingent coupons paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 as subject to U.S. withholding tax and we currently do not intend to withhold any tax on contingent coupons. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case such other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a Note generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.
Section 897. We will not attempt to ascertain whether the issuer of any underlying asset would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Notes should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and/or the Notes were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Note upon a taxable disposition of the Note to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and/or the Notes as USRPI.
Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2025.
Based on our determination that the Notes are not “delta-one” with respect to any underlying asset or underlying constituents, our special U.S. tax counsel is of the opinion that the Notes should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the Notes are set. If withholding is required, we will not make payments of any additional amounts.
Nevertheless, after the date the terms are set, it is possible that your Notes could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting an underlying asset, any underlying constituents or your Notes, and following such occurrence your Notes could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Notes under these rules if a non-U.S. holder enters, or has entered, into certain other transactions in respect of an underlying asset, any underlying constituents or the Notes. A non-U.S. holder that enters, or has entered, into other transactions in respect of an underlying asset, any underlying constituents or the Notes should consult its tax advisor regarding the application of Section 871(m) of the Code to its Notes in the context of its other transactions.
Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Notes, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Notes.
FATCA. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.
Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Notes through a foreign entity) under the FATCA rules.
Backup Withholding and Information Reporting. The proceeds received from a taxable disposition of the Notes will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer number, if you are a U.S. holder) or meet certain other conditions.
Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders. A Note may be subject to U.S. federal estate tax if an individual non-U.S. holder holds the Note at the time of his or her death. The gross estate of a non-U.S. holder domiciled outside the U.S. includes only property situated in the U.S. Individual non-U.S. holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the Notes at death.
Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Notes purchased after the bill was enacted to accrue interest income over the term of the Notes despite the fact that there may be no interest payments over the term of the Notes.
Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.
It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Notes.
Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Notes arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of BNS).

Material Canadian Income Tax Consequences
See “Supplemental Discussion of Canadian Tax Consequences” in the accompanying product supplement for a discussion of the material Canadian income tax consequences of an investment in the Notes. In addition to the assumptions, limitations and conditions described therein, such discussion assumes that a Non-Resident Holder is not an entity in respect of which BNS is a “specified entity” as defined in proposals to amend the Income Tax Act (Canada) (the “Act”) released by the Minister of Finance (Canada) on November 28, 2023 with respect to “hybrid mismatch arrangements”, as defined (the “Hybrid Mismatch Proposals”). In general terms, the Hybrid Mismatch Proposals provide that two entities will be treated as specified entities in respect of one another if one entity, directly or indirectly, holds a 25% equity interest in the other entity, or a third entity, directly or indirectly, holds a 25% equity interest in both entities.
Such discussion further assumes that no amount paid or payable to a Non-Resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of proposed paragraph 18.4(3)(b) of the Act contained in the Hybrid Mismatch Proposals.
Investors should note that the Hybrid Mismatch Proposals are in consultation form, are highly complex, and there remains significant uncertainty as to their interpretation and application. There can be no assurance that the Hybrid Mismatch Proposals will be enacted in their current form, or at all.

Additional Information Regarding Estimated Value of the Notes
On the cover page of this pricing supplement, BNS has provided the initial estimated value for the Notes. The initial estimated value was determined by reference to BNS’ internal pricing models, which take into consideration certain factors, such as BNS’ internal funding rate on the trade date and BNS’ assumptions about market parameters. For more information about the initial estimated value, see “Key Risks — Risks Relating to Estimated Value and Liquidity” herein.
The economic terms of the Notes (including the contingent coupon rate, coupon barrier and downside threshold) are based on BNS’ internal funding rate, which is the rate BNS would pay to borrow funds through the issuance of similar market-linked Notes, the underwriting discount and the economic terms of certain related hedging arrangements. Due to these factors, the original issue price you pay to purchase the Notes is greater than the initial estimated value of the Notes. BNS’ internal funding rate is typically lower than the rate BNS would pay when it issues conventional fixed rate debt securities as discussed further under “Key Risks — Risks Relating to Estimated Value and Liquidity — Neither BNS’ nor SCUSA’s estimated value of the Notes at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities”. BNS’ use of its internal funding rate reduces the economic terms of the Notes to you.
We urge you to read the “Key Risks — Risks Relating to Estimated Value and Liquidity” in this pricing supplement for additional information.

Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)
SCUSA, our affiliate, has agreed to purchase the Notes at the principal amount and, as part of the distribution of the Notes, has agreed to sell the Notes to UBS at the discount specified on the cover hereof. UBS offered the Notes to the public at the issue price set forth on the cover hereof. In accordance with the terms of a distributor accession letter, UBS has been appointed as a distribution agent under the distribution agreement and has agreed to purchase Notes from BNS or its affiliates.
In addition, SCUSA and our other affiliates may use the accompanying product supplement, underlier supplement, prospectus supplement and prospectus to which this pricing supplement relates in market-making transactions after the initial sale of the Notes. While SCUSA intends to make a market in the Notes, it is under no obligation to do so and may discontinue any market-making activities at any time without notice. See “Key Risks — Risks Relating to Estimated Value and Liquidity — The Notes have limited liquidity” herein and the sections titled “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement and prospectus supplement for additional information.
Conflicts of Interest — SCUSA is an affiliate of BNS and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, BNS will receive the gross proceeds from the initial public offering of the Notes, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of FINRA Rule 5121. SCUSA is not permitted to sell Notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
In the ordinary course of their various business activities, SCUSA, UBS and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of BNS. SCUSA, UBS and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
SCUSA and its affiliates may offer to buy or sell the Notes in the secondary market (if any) at prices greater than BNS’ internal valuation — The value of the Notes at any time will vary based on many factors that cannot be predicted. However, the price (not including SCUSA’s or any affiliates’ customary bid-ask spreads) at which SCUSA or any affiliate would offer to buy or sell the Notes immediately after the trade date in the secondary market is expected to exceed the initial estimated value of the Notes as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 8 months after the trade date, provided that SCUSA may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, SCUSA and its affiliates intend, but are not required, to make a market for the Notes and may stop making a market at any time. For more information about secondary market offers and the initial estimated value of the Notes, see “Key Risks” herein.
Prohibition of Sales to EEA Retail Investors — The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Prohibition of Sales to United Kingdom Retail Investors — The only categories of person in the United Kingdom to whom this document may be distributed are those persons who (i) have professional experience in matters relating to investments falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”)), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons in (i)-(iii) above together being referred to as “Relevant Persons”). This document is directed only at Relevant Persons and must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this document relates is available only to Relevant Persons and will be engaged in only with Relevant Persons. This document may only be provided to persons in the United Kingdom in circumstances where section 21(1) of FSMA does not apply to BNS. The Notes are not being offered to “retail investors” within the meaning of the Packaged Retail and Insurance-based Investment Products Regulations 2017 and accordingly no Key Information Document has been produced under these regulations.

Validity of the Notes
In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special counsel to BNS, when the Notes offered by this pricing supplement have been executed and issued by BNS and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the Notes will be valid and binding obligations of BNS, enforceable against BNS in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Osler, Hoskin & Harcourt LLP, Canadian legal counsel for BNS, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the Notes, authentication of the Notes and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP dated February 28, 2022 filed with the SEC as an exhibit to the Current Report on Form 6-K on March 1, 2022.
In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the Notes has been duly authorized by all necessary corporate action of BNS in conformity with the Indenture, and when the Notes have been duly executed, authenticated and issued in accordance with the Indenture, and delivered against payment therefor, the Notes will be validly issued and, to the extent validity of the Notes is a matter governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein, will be valid obligations of BNS, subject to the following limitations (i) the enforceability of the Indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, preference, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the Indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the Indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the Indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to customary assumptions about the Trustees’ authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated December 27, 2021, which has been filed as Exhibit 5.2 to BNS’ Form F-3/A filed with the SEC on December 27, 2021.